EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the
     Registration Statement (Form S-8 No. 33-       )
     pertaining to the Bally's Employee Stock Purchase Plan of Bally Entertainment Corporation and in the related Prospectus of our report dated February 25, 1994, except for the seventh paragraph of the "Long-term debt" note, as to which the date is March 8, 1994, with respect to the consolidated financial statements and schedules of Bally Entertainment Corporation included in its Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP


     Chicago, Illinois
     December 12, 1994